                                                                   Exhibit 10.18

                                                                [EXECUTION COPY]








                             SEASONAL LOAN AGREEMENT


                                     between


                            PRO-FAC COOPERATIVE, INC.


                                       and


                                   COBANK, ACB


                            Dated as of June 28, 1996








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2

                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS
         Section 1.1         Defined Terms
         Section 1.2         Accounting Terms

SECTION 2.  AMOUNT AND TERMS OF THE LOANS
         Section 2.1         [Intentionally Omitted]
         Section 2.2         [Intentionally Omitted]
         Section 2.3         [Intentionally Omitted]
         Section 2.4         [Intentionally Omitted]
         Section 2.5         [Intentionally Omitted]
         Section 2.6         [Intentionally Omitted]
         Section 2.7         Seasonal Loans
         Section 2.8         Seasonal Loan Note
         Section 2.9         Repayment of Seasonal Loans
         Section 2.10        [Intentionally Omitted]
         Section 2.11        Notice and Manner of Borrowing
         Section 2.12        [Intentionally Omitted]
         Section 2.13        Interest.
         Section 2.14        Facility Fee
         Section 2.15        Authorization for Note
         Section 2.16        Prepayments
         Section 2.17        Method of Payment
         Section 2.18        Use of Proceeds
         Section 2.19        Illegality
         Section 2.20        [Intentionally Omitted]
         Section 2.21        [Intentionally Omitted]
         Section 2.22        [Intentionally Omitted]
         Section 2.23        [Intentionally Omitted]
         Section 2.24        [Intentionally Omitted]
         Section 2.25        Security

SECTION 3.  [Intentionally Omitted]
         Section 3.1         [Intentionally Omitted]
         Section 3.2         [Intentionally Omitted]
         Section 3.3         [Intentionally Omitted]
         Section 3.4         [Intentionally Omitted]
         Section 3.5         [Intentionally Omitted]
         Section 3.6         [Intentionally Omitted]
         Section 3.7         [Intentionally Omitted]
         Section 3.8         [Intentionally Omitted]

SECTION 4.  CONDITIONS PRECEDENT
         Section 4.1         Conditions Precedent to Loans as of Closing Date
         Section 4.2         Conditions Precedent to all Loans

SECTION 5.  REPRESENTATIONS AND WARRANTIES
         Section 5.1         Incorporation, Good Standing, and Due Qualification
         Section 5.2         Corporate Power and Authority
         Section 5.3         Legally Enforceable Agreement
         Section 5.4         Labor Disputes and Acts of God
         Section 5.5         Other Agreements
         Section 5.6         Litigation
         Section 5.7         No Defaults on Outstanding Judgments or Orders


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                                                                 3

         Section 5.8         Ownership and Liens
         Section 5.9         Subsidiaries and Ownership of Stock
         Section 5.10        ERISA
         Section 5.11        Operation of Business
         Section 5.12        Taxes
         Section 5.13        Debt
         Section 5.14        Environment
         Section 5.15        [Intentionally Omitted]
         Section 5.16        Eligible Borrower Status

SECTION 6.  AFFIRMATIVE COVENANTS
         Section 6.1         Maintenance of Existence
         Section 6.2         Maintenance of Records
         Section 6.3         Maintenance of Properties
         Section 6.4         Conduct of Business
         Section 6.5         Maintenance of Insurance
         Section 6.6         Compliance With Laws
         Section 6.7         Right of Inspection
         Section 6.8         Environment
         Section 6.9         Monthly Borrowing Base Certificates
         Section 6.10        [Intentionally Omitted]
         Section 6.11        Reporting Requirements

SECTION 7.  NEGATIVE COVENANTS
         Section 7.1         Liens
         Section 7.2         Debt
         Section 7.3         Mergers, Etc.
         Section 7.4         Leases
         Section 7.5         Sale and Leaseback
         Section 7.6         Dividends; Patronage
         Section 7.7         Sale of Assets
         Section 7.8         Investments
         Section 7.9         Guaranties, Etc.
         Section 7.10        Transactions With Affiliates
         Section 7.11        Fiscal Year

SECTION 7A.  FINANCIAL COVENANTS
         Section 7A.1        Minimum Working Capital
         Section 7A.2        Minimum Tangible Net Worth
         Section 7A.3        Long Term Debt to Equity Ratio
         Section 7A.4        Total Net Worth
         Section 7A.5        Consequence of Non-Compliance

SECTION 8.  INVESTMENT BY BORROWER IN STOCK OF BANK
         Section 8.1         Initial Investment in Class C Stock
         Section 8.2         Capitalization
         Section 8.3         Security for Bank Stock Purchase Obligations
         Section 8.4         Pledge of Bank Stock and Patron's Equities

SECTION 9.  EVENTS OF DEFAULT
         Section 9.1         Events of Default
         Section 9.2         Remedies

SECTION 10.  MISCELLANEOUS
         Section 10.1        Account Stated
         Section 10.2        Amendments, Etc.


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                                                                 4


         Section 10.3        Notices
         Section 10.4        No Waiver
         Section 10.5        Successors and Assigns
         Section 10.6        Assignments and Participations
         Section 10.7        Costs, Expenses, and Taxes
         Section 10.8        Integration
         Section 10.9        Indemnity
         Section 10.10       Governing Law
         Section 10.11       Consent to Jurisdiction
         Section 10.12       Waiver of Jury Trial
         Section 10.13       [Intentionally Omitted]
         Section 10.14       Severability of Provisions
         Section 10.15       Headings
         Section 10.16       Counterparts



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                                                                 3

                                                                 5




                             SEASONAL LOAN AGREEMENT


         SEASONAL LOAN AGREEMENT, dated as of June 28, 1996, between PRO-FAC COOPERATIVE, INC., a New York cooperative corporation (the "Borrower") and COBANK, ACB, a corporation established under the laws of the United States of America and continuing as a federally-chartered instrumentality of the United States under the Farm Credit Act of 1971, as amended (the "Bank").

                              W I T N E S S E T H:


         WHEREAS, the Borrower has requested seasonal loans from the Bank;

         WHEREAS, the Borrower is an eligible farmers' cooperative association as defined in the Farm Credit Act of 1971, as amended; and

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Bank is willing to make seasonal loans to the Borrower;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


SECTION 1.     DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. Terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Curtice-Burns Loan Agreement (as defined below). As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Affiliate" means any Person (A) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (B) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (C) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary; provided that the Bank shall not be deemed an Affiliate of Parent or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement"   means  this   Seasonal   Loan   Agreement,   as  amended,
supplemented, or modified from time to time.

     "Bank  Stock"  shall have the meaning  assigned to such term in Section
8.1.

     "Bankruptcy Code" shall mean title 11 of the United States Code as enacted in 1978, as the same may have heretofore been or may hereafter be
amended,  recodified,  modified  or  supplemented,   together  with  all  rules,
regulations and interpretations thereunder or related thereto.

     "Borrower" shall have the meaning assigned to such term in the first sentence of this Agreement.

     "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 6.9.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York and, if the applicable day relates to a LIBOR Loan, LIBOR Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London Interbank Market and banks are open for business in London.

     "Capital Leases" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Closing Date" means June 28, 1996 or such other date as may be agreed upon by the parties hereto.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

     "Collateral" means all property which is subject or is to be subject to the Lien granted by the Borrower pursuant to the Parent Security Agreement.

     "Commitment" shall have the meaning ascribed to such term in Section 2.7.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

     "Curtice-Burns" means Curtice-Burns Foods, Inc., a New York corporation, and a wholly-owned subsidiary of the Borrower.

     "Curtice-Burns Loan Agreement" means the Term Loan, Term Loan Facility and Seasonal Loan Agreement, dated as of November 3, 1994, by and among PF Acquisition Corp., Curtice-Burns, Inc. (successor by merger to PF Acquisition Corp.) and CoBank, ACB (successor by merger to Springfield Bank for Cooperatives) as amended, supplemented or modified from time to time.

     "Curtice-Burns Seasonal Loans" means the "Seasonal Loans" (as defined in the Curtice-Burns Loan Agreement) made by the Bank to Curtice-Burns pursuant to the Curtice-Burns Loan Agreement.

     "Debt" means, with respect to any Person, without duplication, all items which, in accordance with GAAP, should be included in determining total liabilities as shown on the liability side of a balance sheet as of the date on which such Debt is to be determined and includes, whether or not so reflected,
(a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations arising in the ordinary course of business, deferred compensation arrangements for employees and obligations under the Marketing Agreement); (d) all indebtedness arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) obligations as lessee under Capital Leases; (f) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (g) monetary obligations under letters of credit; (h) monetary obligations under acceptance facilities; (i) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to assure a creditor against loss.

     "Default" means any event or condition that would become an Event of Default after notice, or passage of time, or both.

     "Disinterested Directors" means directors of the Borrower who are not affiliates of either the Borrower or Curtice-Burns.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "Event of Default" shall have the meaning assigned to such term in Section 9.1.

     "Facility  Fee" shall  have the  meaning  assigned  to such term in Section
2.14.

     "Fiscal Year" means each fiscal year ending on the last Saturday of June.

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                                                                 7

     "Funding Date" shall mean, with respect to any Loan, the date of the funding thereof by the Bank.

     "GAAP" means generally accepted accounting principles in the United States.

     "Good Faith" means honesty in fact in the conduct or transaction concerned,
without  regard  to  whether  standards  which  might  be  deemed   commercially
reasonable have been observed.

     "Insolvency Event" shall have the meaning assigned to such term in Section 9.1.

     "Interest Rate" means eleven and sixty-five hundredths percent (11.65%) per annum.

     "Liabilities" means, at any given time, all liabilities of Borrower and its Subsidiaries on a consolidated basis which would be classified as liabilities under GAAP.

     "Lien" means any mortgage, deed of trust, statutory trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loans" shall have the meaning assigned to such term in Section 2.7.

     "Loan Documents" means, collectively, this Agreement, the Seasonal Note, the Parent Security Agreement and all related documents, instruments and agreements executed and delivered in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     "Marketing Agreement" means the Marketing and Facilitation Agreement, dated as of November 3, 1994, between the Borrower and Curtice-Burns, as such agreement has been or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     "Maximum   Credit"  means,  at  any  time,   Eighty-Four   Million  Dollars
($84,000,000).

     "Member Equity" means all net proceeds received by the Borrower at any time subsequent to the Closing Date from the sale and issuance by the Borrower to its members of equity securities and/or (solely for the purposes of this definition) subordinated debentures (other than the Subordinated Notes) permitted under the Parent Guaranty.

     "Modification of Curtice-Burns Loan Agreement" means the Modification of the Curtice-Burns Loan Agreement, dated as of the date hereof, between Curtice-Burns and the Bank.

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

     "Note" shall have the meaning assigned to such term in Section 2.8.

     "Obligations" means any and all obligations, liabilities and indebtedness of the Borrower to the Bank of every kind and description now existing and hereafter arising under this Agreement or any other Loan Documents, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term hereof, or after the commencement of any case with respect to the Borrower under the Bankruptcy Code or any similar statute, including, without limitation, all principal, interest, financing charges, fees, commissions and expenses payable to the Bank, including, but not limited to, reasonable attorneys' fees and disbursements, chargeable to Borrower and due from the Borrower under this Agreement or any other Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Liens" shall have the meaning assigned to such terms in Section 7.1.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority, or other entity of whatever nature.

     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "Principal Office" means the Bank's office at 5500 S. Quebec Street, Englewood, Colorado 80111.

     "Pro-Fac Maximum Credit" means, at any time, the Maximum Credit less the aggregate outstanding principal amount of the Curtice-Burns Seasonal Loans.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Retains" means patronage income allocated but not distributed to members of the Borrower and retained as such members' equity in the Borrower.

     "Seasonal Loan Commitment"  shall have the meaning assigned to such term in
Section 2.7.

     "Seasonal  Loans"  shall have the meaning  assigned to such term in Section
2.7.

     "Seasonal  Note"  shall have the  meaning  assigned to such term in Section
2.8.

     "Subordinated Notes" means, collectively, the Subordinated Notes issued by Curtice-Burns pursuant to the Subordinated Notes Indenture and any senior subordinated notes issued upon exchange thereof, substantially as described in the Offering Memorandum dated October 24, 1994.

     "Subordinated Notes Indenture" means the Indenture dated November 3, 1994 executed by and between Curtice-Burns and the Trustee, pursuant to which the Subordinated Notes have been issued and payment and performance thereof are governed and any indenture entered into in replacement thereof in connection with the exchange of the Subordinated Notes issued on or about November 3, 1994.

     "Subsidiary" means, as to the Borrower or as to Curtice-Burns, as the case may be, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower or by Curtice-Burns, as the case may be.

     "Trustee" means IBJ Schroder Bank & Trust Company and any successor thereto appointed pursuant to the Subordinated Notes Indenture.

     Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in paragraph 7.4 of the Parent Guaranty, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


SECTION 2.     AMOUNT AND TERMS OF THE LOANS

     Section 2.1    [Intentionally Omitted]

     Section 2.2    [Intentionally Omitted]

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                                                                 9

     Section 2.3    [Intentionally Omitted]

     Section 2.4    [Intentionally Omitted]

     Section 2.5    [Intentionally Omitted]

     Section 2.6    [Intentionally Omitted]

     Section 2.7 Seasonal Loans. The Bank agrees, upon the terms and subject to the conditions set forth in this Agreement, to make seasonal loans (the "Seasonal Loans" or "Loans") to the Borrower from time to time during the period from the Closing Date through January 1, 1997 in an aggregate principal amount (the "Seasonal Loan Commitment" or "Commitment") not to exceed at any time outstanding the lesser of (a) the lesser of (i) Twenty Million Dollars ($20,000,000) from the Closing Date through August 31, 1996 and Ten Million Dollars ($10,000,000) thereafter and (ii) the Borrowing Base, and (b) the Pro-Fac Maximum Credit. Within the limits of the Seasonal Loan Commitment, the Borrower may borrow, repay pursuant to Section 2.16 and reborrow under this
Section 2.7. The Bank may, at its option, renew the Seasonal Loan Commitment for one or more successive one (1) year periods from and after the expiration of the initial term of the Seasonal Loan Commitment.

     Section 2.8 Seasonal Loan Note. The Seasonal Loans shall be evidenced by a promissory note (the "Seasonal Loan Note" or "Note") in form and substance satisfactory to the Borrower and the Bank. The Seasonal Loan Note shall be repaid with interest in accordance with this Agreement and the Seasonal Loan Note.

     Section 2.9 Repayment of Seasonal Loans. The principal amount of the Seasonal Loans shall be repaid in full on or before January 2, 1997; provided, however, that to the extent that the outstanding principal amount thereof exceeds, at the end of any month, the Borrowing Base and/or the Pro-Fac Maximum Credit at the end of such month, such excess(es) shall be immediately due and payable upon demand by the Bank.

     Section 2.10  [Intentionally Omitted]

     Section 2.11  Notice and Manner of Borrowing.

          (a) The Borrower shall give the Bank written notice (effective upon receipt) of its request for each Loan on or before the requested Funding Date for such Loan specifying (i) the requested Funding Date for such Loan; and (ii) the amount of such Loan. In lieu of delivering the above-described written notice of a requested Loan, the Borrower may give the Bank a telephonic notice of any requested Loan by the time required under this Section 2.11;
               provided, that such notice shall be confirmed in writing by delivery to the Bank (1) immediately of a telecopy of a written notice of a requested Loan which has been signed by an authorized officer of the Borrower and (2) promptly (and in no event later than three (3) Business Days after the Funding Date) of a written notice of a requested Loan containing the original signature of an authorized officer of the Borrower.

          (b) The Borrower shall notify the Bank in writing of the names of the officers authorized to request Loans on behalf of the Borrower, and shall provide the Bank with a specimen signature of each such officer. The Bank shall be entitled to rely conclusively on such officer's authority to request Loans on behalf of the Borrower, until the Bank receives written notice to the contrary. The Bank shall have no duty to verify the authenticity of the signature appearing on any notice of a requested Loan or other writing delivered pursuant to Section 2.11(a), and with respect to an oral request for Loans, the Bank shall have no duty to verify the identity of any individual representing herself/himself as one of the officers authorized to make such request on behalf of the Borrower. Not later than 3:00 P.M. New York time on the Funding Date of the proposed Loan and upon fulfillment of the applicable conditions set forth in Section 4, the Bank will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to such account as the Borrower shall specify

          (c) All notices given under this Section 2.11 shall be irrevocable and shall be given not later than 12:00 Noon New York time on the day which is not less than the number of Business Days specified in Section 2.11(a) for such notice. The Bank shall not incur any liability to the Borrower as a result of acting upon any telephonic notice referred to in this Section 2.11, which notice the Bank believes in Good Faith to have been given by a duly authorized officer or other individual authorized to request Loans on behalf of the Borrower or for otherwise acting in Good Faith under this Section 2.11 and, upon the funding of any Loan by the Bank in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall be deemed to have borrowed such Loan.

     Section 2.12  [Intentionally Omitted]

     Section 2.13   Interest.

          (a) The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans at the Interest Rate.
               (b) Interest on each Loan shall be calculated n the basis of a year of 360 days for the actual number of days elapsed. In calculating interest, the date each Loan is made shall be included and the date each Loan is repaid shall be excluded from such calculation.

          (c) Interest on the Loans shall be paid in immediately available funds at the Bank's Principal Office monthly, in arrears, on the first Business Day of each calendar month commencing August 1, 1996. (d) Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand of the Bank at a rate equal to the Interest Rate, plus two percent (2%).

     Section 2.14 Facility Fee. The Borrower agrees to pay to the Bank a non-refundable facility fee (the "Facility Fee") in the amount of Two Hundred Fifty Thousand Dollars ($250,000). The Facility Fee shall be deemed earned and shall be payable in full on the Closing Date.

     Section 2.15 Authorization for Note. The Bank is hereby authorized by the Borrower to endorse on any schedule attached to the Note the amount of each Loan and each payment of principal amount received by the Bank on account of such Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of such Loan made by the Bank; provided, however that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note evidencing such Loan.

     Section 2.16 Prepayments. The Borrower may upon at least one (1) Business Days' notice to the Bank prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

     Section 2.17  Method of Payment.

          (a) The Borrower shall make each payment under this Agreement and under the Note not later than 12:00 Noon New York time on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds.

          (b) The Borrower hereby authorizes the Bank, if and to the extent payment of any of the Obligations is not made when due, whether under this Agreement, under the Note, or otherwise, to make, at its option, and subject to the terms and provisions of this Agreement, a Loan for the account of the Borrower in the amount of such past due payment, the proceeds of which shall be used to satisfy such past due payment. Nothing contained herein, however, shall in any manner affect, limit or impair the liability of the Borrower for such past due payment, which liability shall remain absolute until the past due payment is made in full.

          (c) Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest due on the Loan evidenced thereby.

     Section 2.18 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower for working capital purposes. The Borrower will not, directly or indirectly, use any part of such proceeds in a manner that gives rise to a violation of Regulation U of the Board of Governors of the Federal Reserve System or Regulation X of such Board of Governors.

     Section 2.19 Illegality. Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank to maintain its Commitment then upon notice to the Borrower by the Bank the Commitment of the Bank shall terminate.

     Section 2.20  [Intentionally Omitted]

     Section 2.21  [Intentionally Omitted]

     Section 2.22  [Intentionally Omitted]

     Section 2.23  [Intentionally Omitted]

     Section 2.24  [Intentionally Omitted]

     Section 2.25  Security.Security

          (a)  The   Obligations   shall  be  secured  by  the  Parent  Security
               Agreement.

          (b) All references in the Parent Security Agreement to the "Guaranteed Obligations", as defined therein, are amended to be references to the "Guaranteed Obligations and the Obligations" as "Obligations" is defined herein.

     SECTION 3.   [Intentionally Omitted].

     Section 3.1  [Intentionally Omitted].

     Section 3.2  [Intentionally Omitted].

     Section 3.3  [Intentionally Omitted].

     Section 3.4  [Intentionally Omitted].

     Section 3.5  [Intentionally Omitted].

     Section 3.6  [Intentionally Omitted].

     Section 3.7  [Intentionally Omitted].

     Section 3.8  [Intentionally Omitted].


     SECTION 4.  CONDITIONS PRECEDENT

     Section 4.1 Conditions Precedent to Loans as of Closing Date. The Bank shall have no obligation to make or provide any Loans to the Borrower on the Closing Date unless prior to or concurrently with the making of the Loans all of the following conditions have been satisfied:

          (a) Waiver of Right to Borrow from Curtice-Burns. The Bank shall have received from the Borrower an irrevocable waiver, effective no later than June 27, 1996, of the Borrower's right at any time thereafter to borrow from Curtice-Burns under the Marketing Agreement.

          (b) Modification of Curtice-Burns Loan Agreement. The Modification of the Curtice-Burns Loan Agreement shall have been duly executed and delivered by Curtice-Burns.

          (c) Compliance with Section 4.12 of the Subordinated Notes Indenture. In connection with the execution and delivery of the Modification of the Curtice-Burns Loan Agreement, the Bank shall have received a certified copy of the Officer's Certificate executed and delivered by Curtice-Burns to the Trustee in accordance with
               Section 4.12 (ii)(a) of the Subordinated Notes Indenture.

          (d) Agreement and Note. This Agreement and the Note shall have been duly executed and delivered by the Borrower.

          (e) Borrowing Base Certificate. The Bank shall have received a Borrowing Base Certificate from Curtice-Burns showing as of the Closing Date a Borrowing Base in an amount not less than the sum of (i) the amount of the initial Loans requested to be made to the Borrower on the Closing Date, plus (ii) the amount of Seasonal Loans then outstanding to Curtice-Burns.

          (f) Evidence of Corporate Action; Incumbency of Officers. The Bank shall have received (i) certified (as of the Closing Date) copies of all corporate action taken by the Borrower, including resolutions of its Boards of Directors, authorizing the execution, delivery, and performance of the Loan Documents and
               (ii) a certificate (dated as of the Closing Date) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.

          (g) Good Standing. The Bank shall have received certificates of good standing for the Borrower from its jurisdiction of incorporation and each jurisdiction in which it is qualified as a foreign corporation, as set forth in Schedule 4.1(g).

          (h) Representations True; No Event of Default. The Borrower shall have delivered to the Bank an officer's certificate, dated the Closing Date, stating that (i) the representations and warranties contained in this Agreement are true and correct on and as of the Closing Date, and (ii) no Default or Event of Default has occurred and is continuing, or would result after giving effect to any of the Loans.

          (i) Opinions of counsel for the Borrower. The Bank and its counsel shall have received from each of Howard, Darby & Levin and Harris Beach and Wilcox, counsel for the Borrower and Curtice-Burns, opinions dated the Closing Date, in form and substance satisfactory to the Bank and its counsel.

          (j) Fees and Disbursements of Counsel for the Bank. Counsel for the Bank shall have received payment of any statements rendered for its reasonable fees and disbursements posted through the date of such statement for services rendered and disbursements made in connection with this Agreement and the transactions contemplated hereby (with the understanding that supplemental statements for reasonable fees and disbursements subsequently posted will be rendered thereafter).

          (k) Proceedings Satisfactory. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Bank and its counsel, and the Bank and its counsel shall have received copies of all documents that the Bank or its counsel may reasonably request in connection with such proceedings, actions and transactions.

     Section 4.2 Conditions Precedent to all Loans. The obligation of the Bank to make each Loan (including the initial Loans) shall be subject to the further conditions precedent that on the date of such Loan:

          (a) The following statements shall be true and, at the Bank's request, the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of such Loan, as the case may be, stating that:

               (i) The representations and warranties contained in Section 5 of this Agreement (other than Sections 5.5, 5.6, 5.9, 5.10,
                    5.13 and 5.14) and in the Parent Security Agreement (other than Sections 4(e) through (h), inclusive,) thereof are correct in all material respects on and as of the date of such Loan, as though made on and as of such date; and

               (ii) No  Default  or  Event  of  Default  has   occurred  and  is
                    continuing or would result from such Loan; and

     (b) If requested by the Bank in connection with any Loan, the Bank shall have received a Borrowing Base Certificate from Curtice-Burns, dated as of the Funding Date.


     SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank the following, each of which shall survive the closing of the transactions contemplated hereby:

     Section 5.1 Incorporation, Good Standing, and Due Qualification. The Borrower and each of its operating Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Borrower and its operating subsidiaries, taken as a whole.

     Section 5.2 Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not
(a) require any consent or approval of the stockholders of the Borrower that has not been obtained; (b) contravene the Borrower's charter or bylaws; (c) violate any provision of any law, rule, regulation (including, without limitation Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (d) result in a breach of or constitute a default under any material indenture, including, without limitation, the Subordinated Notes Indenture, or material loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower except as contemplated by the Loan Documents.

     Section 5.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         Section 5.4 Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of a public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower and it Subsidiaries, taken as a whole, except as has been disclosed to the Bank.

     Section 5.5 Other Agreements. Except as set forth in Schedule 5.5, neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or to any lease or other agreement or instrument or subject to any charter or corporate restriction which is reasonably likely to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to carry out its obligations under the Loan Documents. Except as set forth in Schedule 5.5, neither the Borrower nor any Subsidiary is in default in any material respect of the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 5.6 Litigation. Except as disclosed in Schedule 5.6, there is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which is reasonably likely to, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party.

     Section 5.7 No Defaults on Outstanding Judgments or Orders. The Borrower and its Subsidiaries have complied with their respective obligations under all judgments in excess of Five Hundred Thousand Dollars ($500,000) and neither the Borrower nor any Subsidiary is in default with respect to any material judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality domestic or foreign.

     Section 5.8 Ownership and Liens. The Borrower and each Subsidiary has title to, or valid leasehold interests in, all of their properties and assets, real and personal, and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except for Permitted Liens, and except for such interests, properties and assets as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business.

     Section 5.9 Subsidiaries and Ownership of Stock. Set forth in Schedule 5.9 is a complete and accurate list of the Subsidiaries of the Borrower, showing which Subsidiaries are operating, the jurisdiction of incorporation of each and showing the ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and nonassessable and, other than Curtice Burns, is owned by Curtice-Burns free and clear of all Liens, except for "Permitted Liens", as defined in the Curtice-Burns Loan Agreement. All of the outstanding capital stock of Curtice-Burns is owned by the Borrower free and clear of all Liens, except for Permitted Liens.

     Section 5.10 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction is continuing with respect to any Plan; except as set forth in Schedule 5.10, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated since September 1, 1989; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings; except as set forth in Schedule 5.10, neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan since September 1, 1989; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and, except as set forth in Schedule 5.10, the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

     Section 5.11 Operation of Business. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted and the Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing, except where the failure to possess or any such violation would not have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

     Section 5.12 Taxes. Except as set forth in Schedule 5.12, the Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due including interest and penalties. The federal income tax liabilities of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service and have been finally determined and satisfied for all taxable years up to and including the taxable year 1988.

     Section 5.13 Debt. Schedule 5.13 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other agreements, and arrangements presently in effect providing for or relating to extensions of credit for borrowed money (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated in an aggregate principal amount in excess of Two Hundred Fifty Thousand Dollars $250,000; and the maximum principal or face amounts of the credit in question outstanding, as of March 30, 1996, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 5.14 Environment. Except as set forth in Schedule 5.14, to the best of the Borrower's knowledge, the Borrower and each Subsidiary have duly complied with and their businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder. To the best of the Borrower's knowledge, the Borrower and each Subsidiary have been issued all required federal, state and local permits, licenses, certificates and approvals relating to (a) air emissions; (b) discharges to surface water or groundwater; (c) noise emissions; (d) solid or liquid waste disposal; (e) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (f) other environmental, health, or safety matters. A true, accurate, complete and current list of all such permits, licenses, certificates and approvals has been delivered to the Bank. Except as set forth in Schedule 5.14, neither the Borrower nor any Subsidiary has received notice of, nor knows of nor suspects facts which might constitute any violations of, any federal, state, or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except as described in Schedule 5.14, to the best of the Borrower's knowledge, there has been no emission, spill, release, or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or
(d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, in violation of any applicable law, of any toxic or hazardous substances or wastes at or from the premises; and the premises of the Borrower and its Subsidiaries are free of all such toxic or hazardous substances or wastes. Except as set forth in Schedule 5.14, to the best of the Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (a) air emissions; (b) spills releases, or discharges to soils or improvements located thereon surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (c) noise emissions; (d) solid or liquid waste disposal; (f) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (g) other environmental, health or safety matters affecting the Borrower or any of their businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of the Borrower's knowledge, neither the Borrower nor its Subsidiaries have any indebtedness, obligations, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal) which is not shown on
Schedule 5.14. Set forth in Schedule 5.14 is a list of all real property owned or leased by the Borrower and its Subsidiaries at any time since November 3, 1994 wherever located, and a brief description of the business conducted at such location.

     Section 5.15 [Intentionally Omitted]. itted].

     Section 5.16 Eligible Borrower Status. The Borrower is an eligible borrower under the Farm Credit Act of 1971, as amended.

     SECTION 6. AFFIRMATIVE COVENANTS. So long as any Obligations shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

     Section 6.1 Maintenance of Existence. Preserve and maintain, and cause each operating Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each operating Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Borrower and its operating Subsidiaries, taken as a whole, and except as otherwise contemplated by Section 7.3.

     Section 6.2 Maintenance of Records. Keep, and cause each operating Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP (in all material respects) consistently applied, reflecting all financial transactions of the Borrower and its operating Subsidiaries.

     Section 6.3 Maintenance of Properties. Maintain, keep, and preserve, and cause each operating Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 6.4 Conduct of Business. Continue, and cause each operating Subsidiary to continue, to engage in a business of the same general type as conducted by it on the date of this Agreement and to not permit any non-operating Subsidiary to engage in a business other than one of the same general type as conducted by the Borrower or any Subsidiary on the date of this Agreement.

     Section 6.5 Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     Section 6.6 Compliance With Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments and other charges being contested in Good Faith by appropriate proceedings and for which appropriate reserves are maintained.

     Section 6.7 Right of Inspection. At any reasonable time and from time to time, upon at least two (2) Business Days' notice prior to the occurrence of an Event of Default and at any time and without prior notice upon and during the continuance of an Event of Default, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

     Section 6.8 Environment. Except as set forth in Schedule 5.14, be and remain, and cause each Subsidiary to be and remain, in compliance in all material respects with the provisions of all federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder, provided that, with respect to the matters set forth in Schedule 5.14, diligently exercise its reasonable commercial efforts to remedy, and cause each Subsidiary to diligently exercise its reasonable commercial efforts to remedy, same; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank promptly after becoming aware of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith, except as such fine or penalty is being contested in Good Faith by appropriate proceedings and for which appropriate reserves are maintained; permit the Bank to, upon reasonable notice prior to the occurrence of an Event of Default and at any time and without prior notice upon and during the continuance of an Event of Default, inspect the premises, to conduct tests thereon and to inspect all books, correspondence, and records pertaining thereto.

     Section 6.9 Monthly Borrowing Base Certificates. At any time a Loan is outstanding, cause Curtice-Burns to furnish to the Bank within twenty (20) days of the end of each month a Borrowing Base Certificate ("Borrowing Base Certificate") in substantially the form of Exhibit M to the Curtice-Burns Loan Agreement.

     Section 6.10 [Intentionally Omitted]. mitted]

     Section 6.11 Reporting Requirements. Furnish to the Bank:

          (a) Quarterly financial statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such quarter, consolidated statements of cash flow and net proceeds of the Borrower and its consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, and consolidated statements of changes in shareholders' and members' capitalization of the Borrower and its consolidated Subsidiaries for the portion of the Fiscal Year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP, consistently applied (except for the absence of footnotes and subject to year-end adjustments), and certified by the chief financial officer of the Borrower;

          (b) Annual financial statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year, and consolidated statements of cash flow and net proceeds of the Borrower and its consolidated Subsidiaries for such Fiscal Year, and consolidated statements of changes in shareholders' and members' capitalization of the Borrower and its consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP, consistently applied, and as to the consolidated statements, accompanied by an opinion thereon by Price Waterhouse LLP or other independent certified public accountants selected by the Borrower and reasonably acceptable to the Bank.

          (c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

          (d) Certificate of No Default. Within forty-five (45) days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower and within ninety (90) days after the end of each Fiscal Year of the Borrower, a certificate of the chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and
               (ii) with computations demonstrating compliance with the covenants contained in Section 7A.

          (e) Accountant's Report. Simultaneously with the delivery of the annual financial statements referred to in Section 6.11(b), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default under Section 7.2, 7.6, 7.8 or 7A.1 through 7A.6, inclusive, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

          (f) Notice of Litigation. Promptly after becoming aware of the same, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

          (g) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) Business Days after becoming aware of the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (h) ERISA Reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly, but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly, but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

          (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture including without limitation, the Subordinated Notes Indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 6.11;

          (j) Financial Reports. Promptly after the sending or filing thereof, copies of all financial statements, and reports which the Borrower sends to its stockholders generally and copies of all regular, periodic and special reports and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

          (k) Financial Plans. No later than sixty (60) days prior to the commencement of each Fiscal Year, provide the Bank with a financial plan for such Fiscal Year, prepared in a manner substantially consistent with the Borrower's past practice. The Bank shall advise the Borrower within ten (10) days after its receipt of such plan if such plan is not reasonably satisfactory to the Bank. Following receipt of such notice, the Borrower and the Bank will work in Good Faith to develop such a plan that is reasonably satisfactory to the Borrower and the Bank.

          (l) Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     SECTION 7. NEGATIVE COVENANTS. So long as any Obligations shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

     Section 7.1 Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien, upon or with respect to any of its properties now owned or hereafter acquired, except the following (collectively, the "Permitted Liens"):

          (a)  Liens in favor of the Bank;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (c) Liens imposed by law, such as mechanics', materialmen's, landlord's, warehousemen's, and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than ninety
               (90) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (d) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation, securing obligations that are not past due and for which appropriate reserves have been established;

          (e) Monetary deposits or pledges or bonds to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (f) Judgment and other similar Liens other than those, or any portion thereof, for which an insurance company has unconditionally agreed to provide coverage, securing Debt in an amount not in excess of $250,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (g) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

          (h) Liens securing obligations of a Subsidiary to the Borrower, Curtice-Burns or another Subsidiary;

          (i) Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement; provided that:

               (i) Any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property attaches to such asset concurrently or within twenty (20) days after the acquisition thereof;

               (ii) The  obligation  secured by any Lien so created,  assumed or existing shall not exceed the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower or Subsidiary acquiring the same;

               (iii)Each  such  Lien  shall  attach  only  to  the  property  so acquired and fixed improvements thereon;

               (iv) The Debt  secured  by all such  Liens  shall not  exceed One
                    Hundred Thousand Dollars ($100,000) at any time outstanding in the aggregate; and

               (v) The Debt secured by such Lien is permitted by the provisions of Section 7.2, and the related expenditure is permitted under Section 7A.6;

          (j)  Liens permitted under any of the other Loan Documents;

          (k) Subject to compliance by the Borrower and its Subsidiaries with the covenants contained in the Parent Security Agreement and the Subsidiaries Security Agreement, respectively, (a) Liens on farm products purchased by the Borrower or any Subsidiary and on accounts arising from the sale thereof in favor of the sellers of such farm products, or any secured lender to any such seller, and
               (b) statutory trusts created under the Perishable Agricultural Commodities Act in favor of the Borrower's or any Subsidiary's suppliers of food products derived from perishable agricultural commodities; and

          (l)  Liens pursuant to Capital Leases permitted under Section 7.2(i).

     Section 7.2 Debt. Create incur, assume, or suffer to exist, or permit any Subsidiary to create incur, assume, or suffer to exist any Debt, except:

          (a) Debt of the Borrower under this Agreement or the Parent Guaranty, Debt of Curtice-Burns under the Curtice-Burns Loan Agreement and Debt of any Subsidiary Guarantor under a Subsidiary Guaranty;

          (b) Debt described in Schedule 7.2(b), but no voluntary prepayment, renewals, extensions, or refinancings thereof, except for renewals or extensions of Capital Leases or as described on such Schedule.

          (c) The Debt evidenced by the Subordinated Notes (and guarantees thereof by the Borrower and the Subsidiaries) and other Debt of the Borrower subordinated on terms reasonably satisfactory to the Bank to the Borrower's obligations under this Agreement;

          (d)  Debt of any Subsidiary to the Borrower or another Subsidiary;

          (e) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), of which an aggregate amount not in excess of One Hundred Thousand Dollars ($100,000) is more than ninety (90) days past due at any time, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (f) Debt of the Borrower or any Subsidiary secured by purchase-money Liens permitted by Section 7.1(i);

          (g)  Debt arising under the Marketing Agreement;

          (h) Debt of the Borrower or any Subsidiary in respect of any Capital Lease in an aggregate principal amount not in excess of Four Million Dollars ($4,000,000) at any time outstanding;

          (i) Debt of the Borrower for the purpose of fixing or hedging interest rate risk of other Debt permitted under this Agreement;

          (j) Debt with respect to deferred compensation arrangements, post-retirement benefits and other employee, unemployment or retiree benefits, in each case incurred in the ordinary course of business and consistent with past practice;

          (k) Debt for taxes payable (but not past due, unless being contested in Good Faith by appropriate proceedings and for which appropriate reserves have been made) or deferred in accordance with the Code or other applicable law;

          (l) Debt of the Borrower to its members incurred in the ordinary course of business and consistent with past practice;

          (m)  Debt arising under guaranties permitted under Section 7.9; and

          (n) Debt (other than Debt permitted pursuant to clauses (a) through (m) of this Section 7.2) in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding.

     Section 7.3 Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except subject to prior written notice to the Bank, (a) that any Subsidiary may merge into or transfer assets to Curtice-Burns, (b) that any Subsidiary, other than Curtice-Burns, may merge into or consolidate with or transfer assets to any other Subsidiary, and (c) in connection with any of the transactions described in Schedule 7.3.

     Section 7.4 Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) Capital Leases permitted by Section 7.2(h), (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any Fiscal Year of the Borrower in excess of Fifteen Million Dollars ($15,000,000); and (c) leases between the Borrower and any Subsidiary or between any Subsidiaries.

     Section 7.5 Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     Section 7.6 Dividends; Patronage.atronage.

          (a) Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower (collectively, a "Restricted Payment"), except that, solely from legally available funds and provided no Event of Default has occurred and is continuing, or will occur as a result of a Restricted Payment, (i) any Subsidiary may make a Restricted Payment to any other Subsidiary or to the Borrower (ii) the Borrower may issue preferred stock or other equity securities in respect of outstanding securities or Retains solely in accordance with the Borrower's current member's equity program, previously submitted to the Bank, which members equity program shall not be amended in any manner or replaced without the prior written consent of the Bank, (iii) the Borrower may make a Restricted Payment with respect to its capital stock in an aggregate amount not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) and (iv) payments permitted under
               Section 7.6(b).

          (b) Make any cash distribution to its stockholders (other than Restricted Payments permitted by Section 7.6(a) and payments of Commercial Market Value for crops), except that the Borrower may make cash distributions to its members to the extent of one hundred percent (100%) of "net proceeds available to members" of the Borrower, as that term is used in the Borrower's then most recent audited financial statements for the immediately preceding Fiscal Year ("Available Net Proceeds"), provided, however, that if any Event of Default has occurred or would occur as a result of any such cash distribution, then the cash distributions described in this Section 7.6(b) shall not exceed that amount of Available Net Proceeds that is equal to the then minimum percentage of Available Net Proceeds required to be distributed by the Borrower to its stockholders in order to qualify the distribution as a deductible patronage distribution for federal income tax purposes.

     Section 7.7 Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, accounts receivable, and leasehold interests), except: (a) inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to another Subsidiary located in the Continental United States; (d) as contemplated by the transactions described in Schedule 7.3; (e) assets (including shares of stock disposed of that have a fair market value not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate for each Fiscal Year of the Borrower; and (f) assets (including shares of stock) disposed of for net proceeds not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate for such Fiscal Year.

     Section 7.8 Investments. Make, or permit any Subsidiary to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (a) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition issued by any United States commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000) in an amount for each time deposit account and each such certificate of deposit not in excess of the maximum FDIC insured amount with respect thereto; and (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; (e) pursuant to the Marketing Agreement, (f) equity securities held by the Borrower or any Subsidiary in another Subsidiary, and (g) investments permitted or required under Section 8.

     Section 7.9 Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except guaranties pursuant to the Loan Documents and by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and guaranties of Debt permitted under Section 7.2.

     Section 7.10 Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except (a) neither Curtice-Burns nor any other Subsidiary will be prohibited from declaring or paying any lawful dividend so long as, immediately after giving effect thereto, no Default shall have occurred and be continuing, (b) transactions and conduct entered into pursuant to the Marketing Agreement shall not be prohibited, (c) transactions and conduct permitted by Section 9.6 of the Parent Guaranty or otherwise by this Agreement shall not be prohibited and (d) the Borrower and its Subsidiaries shall be entitled to enter into transactions in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 7.11 Fiscal Year. Change, or permit any Subsidiary to change, its Fiscal Year.


     SECTION 7A. FINANCIAL COVENANTS. Until the Obligations have been paid in full and the Bank has no Commitment under the Agreement:

     Section 7A.1 Minimum Working Capital. The Borrower will achieve and maintain consolidated working capital of not less than One Hundred Million Dollars ($100,000,000) as of June 29, 1996 and the end of each month thereafter.

     Section 7A.2 Minimum Tangible Net Worth. At the end of each month during the term of this Agreement, the Borrower will achieve and maintain at all times consolidated tangible net worth of not less than the amount set forth in the Borrower's calculation of its consolidated tangible net worth as of the time immediately after the consummation of the Merger, as it may have been adjusted in accordance with GAAP, which calculation was delivered to the Bank within one hundred twenty (120) days after the Merger.

     Section 7A.3 Long Term Debt to Equity Ratio. The Borrower will maintain a consolidated long term debt to equity ratio of not greater than 2.7 to 1.0 at the end of each month during the term of this Agreement.

     Section 7A.4 Total Net Worth. The Borrower and its Subsidiaries will achieve and maintain a consolidated total net worth (including capital stock, earnings allocated to members of the Borrower and earned surplus) of not less than fifteen percent (15%) of total assets as at the end of each month during the term of this Agreement.

     Section 7A.5 Consequence of Non-Compliance. If the Borrower fails to comply with any of the financial covenants set forth in Sections 7A.1 through 7A.4, inclusive, then, without in any way limiting or waiving any of the Bank's rights or remedies under this Agreement or the other Loan Documents, the Borrower shall make no cash payments to growers for raw products in excess of ninety percent (90%) of Commercial Market Value therefor in any Fiscal Year in which such covenant default occurs.

SECTION 8.  INVESTMENT BY BORROWER IN STOCK OF BANK

     Section 8.1 Initial Investment in Class E Stock. The Borrower shall purchase from the Bank on the Closing Date Class E Stock of the Bank (the "Bank Stock") with an aggregate par value equal to the lesser of (a) One Thousand Dollars ($1,000) and (b) two percent (2%) of the aggregate Loans made on the Closing Date.

     Section 8.2 Capitalization. In addition to the initial purchase of Bank Stock required by Section 8.1, the Borrower shall purchase additional Bank Stock from the Bank in such amount as is established in the Bank's capitalization by-laws and capitalization plan, at such purchase price and in such amounts as shall be established in the Bank's capitalization by-laws and capitalization plan as in effect from time to time.

     Section 8.3 Security for Bank Stock Purchase Obligations. The obligations of the Borrower to purchase Bank Stock set forth in Sections 8.1 and 8.2 shall be secured by the Collateral.

     Section 8.4 Pledge of Bank Stock and Patron's Equities. All shares of Bank Stock and equity interests now or hereafter acquired by the Borrower in and to the allocated contingency reserves and allocated surplus of the Bank, now or hereafter existing, shall be and hereby are pledged to the Bank as security for payment of all Obligations of the Borrower to the Bank, including, without limitation, the obligation to purchase Bank Stock set forth in Sections 8.1 and
8.2. If an Event of Default shall occur, in addition to and not in limitation of the Bank's rights and remedies set forth in Section 9, the Bank may, at its option, and in accordance with any applicable regulations of the Farm Credit Administration, (a) retire and cancel all or any part of the Bank Stock owned by the Borrower, whereupon the Bank shall credit against the then outstanding obligations an amount equal to the fair market value of such cancelled Bank Stock, but not exceeding par value thereof, and/or (b) cancel all or part of the Borrower's equity interests and interests in the allocated contingency reserves and allocated surplus of the Bank, the aggregate amount of which shall thereupon be credited against the then outstanding Obligations.

     SECTION 9. EVENTS OF DEFAULT

     Section 9.1 Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default":

          (a) The Borrower fails to make any payment or prepayment of the principal of, the Note, as and when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise and such failure continues for thirty (30) Business Days; or

          (b) The Borrower fails to make any payment of interest under the Note as and when the same becomes due and payable and such failure continues for thirty (30) Business Days following the date on which such payment was due and payable after the Bank gives notice thereof to the Borrower; or

          (c) The Borrower fails to pay any other amounts due and payable under this Agreement as and when due and payable and such failure continues for thirty (30) Business Days after the Bank gives notice thereof to the Borrower; or

          (d) Any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Loan Document or which is contained in any financial or other statement furnished at any time pursuant to any Loan Document, shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made, unless the facts underlying such representation or warranty are susceptible of being changed and are in fact changed within thirty (30) days after notice to the Borrower of such inaccuracy so that such representation or warranty would, upon such change, be correct in all material respects;

          (e) The Borrower shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under Sections 7.1, 7.3, 7.5, 7.6, 7.7, 7A.1, 7A.2, 7A.3 or 7A.4 or shall use the proceeds of the Loans other than as required by Section 2.18; or

          (f) The Borrower or any Subsidiary shall fail to duly and punctually perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed, other than those described in Sections 9.1(a), (b), (c) (d) and (e), and any such failure shall continue unremedied for thirty (30) days after the Bank gives notice thereof to the Borrower; or

          (g) The Borrower or any Subsidiary shall (i) fail to pay any Debt for borrowed money in excess of Five Hundred Thousand Dollars ($500,000) of the Borrower or such Subsidiary (as the case may be) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, which such failure to perform or observe shall not have been waived by the holder of such or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (h) The Borrower, Curtice-Burns or any Subsidiary Guarantor (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors or petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) files any petition or application for relief under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty (60) days or more; or (v) takes any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) suffers any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more (each of the Events of Default set forth in this Section 9.1(h) being individually referred to herein as an "Insolvency Event"); or

          (i) One or more final judgments, decrees, or orders for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate (or its equivalent in another currency) shall be rendered against the Borrower, Curtice-Burns or any Subsidiary Guarantor, and (i) is not adequately covered by insurance or an indemnity, in each case satisfactory to the Bank, or (ii) such judgment, decree or order continues unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal, or
               (iii) enforcement proceedings shall have been commenced with respect to such judgment, decree or order; or

          (j) The Parent Security Agreement shall for any reason cease (i) to create a valid and perfected first priority Lien in and to the Collateral purported to be subject thereto (except for a Permitted Lien); or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny it has any further liability or obligation thereunder; or

          (k) An event of default shall have occurred under and as defined in the Parent Security Agreement; or

          (l) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA (except for the events described on Schedule 5.10): any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed Five Hundred Thousand Dollars ($500,000); or

          (m)  The occurrence of a Change of Control; or

          (n) The occurrence of any default or event of default under and as defined in the Subordinated Notes Indenture and/or any of the Subordinated Notes; or

          (o) The Borrower ceases to be an eligible borrower under the Farm Credit Act of 1971, as amended; or

          (p) An "Event of Default" shall have occurred under and as defined in the Curtice Burns Loan Agreement; or

          (q)  The  Borrower  fails to purchase  Bank Stock in  accordance  with
               Section 8.

     Section 9.2 Remedies. (a) Upon the commencement and during the pendency of an involuntary case under the Bankruptcy Code of under any other applicable bankruptcy, insolvency or similar now or hereafter in effect, the Bank shall have no obligation to make Loans, (b) upon the occurrence of any Insolvency Event, all the Commitments shall automatically terminate and the unpaid principal amount of all of the Obligations shall automatically become due and payable together with interest accrued thereon and together with all other amounts payable under any of the Loan Documents, without presentment, demand, protest or notice, all of which are hereby expressly waived by the Borrower, and
(c) upon the occurrence and continuance of any other Event of Default, the Bank may, by written notice to the Borrower, (i) cease making Loans and (ii) declare all of the Obligations due and payable, whereupon (A) the Note shall mature and become due and payable, together with interest accrued thereon and together with all other amounts payable under any of the Loan Documents, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) the Bank shall have all rights and remedies provided in the Parent Security Agreement and other Loan Documents, and all the rights of a secured party under the Uniform Commercial Code or other applicable law. All rights and remedies of the Bank are cumulative and not exclusive and are enforceable, at the Bank's option, alternatively, successively, or concurrently on any one or more occasions and in any order the Bank may determine.

     SECTION 10. MISCELLANEOUS

     Section 10.1 Account Stated. The Bank's books and records showing the account between the Bank and the Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth, and the Bank's statement delivered to the Borrower, to the extent to which no written objection is made within thirty (30) days after the date of receipt thereof by the Borrower, shall constitute an account stated between the Bank and the Borrower and be binding on the Borrower. The Bank may apply all payments, proceeds of Collateral and all other amounts received from or for the account of the Borrower to the Obligations in such order and manner as the Bank shall in its sole discretion determine, except as otherwise provided in this Agreement or any other Loan Document.

     Section 10.2 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 10.3 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier, immediately upon sending, provided it is sent on a Business Day, but if not, then immediately upon the beginning of the first Business Day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, one
(1) day after dispatch; and if mailed by United States first class certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this Section 10.3):

     If to the Borrower:        Pro-Fac Cooperative, Inc.
                                    c/o Curtice-Burns Foods, Inc.
                                    90 Linden Place
                                    Rochester, New York  14625
                                    Attention:    Mr. William D. Rice
                                                  Senior Vice President and
                                                  Chief Financial Officer
                                    Telecopier: (716) 383-1568

                                                                 25
         If to the Bank:        CoBank, ACB
                                    67 Hunt Street
                                    Agawam, Massachusetts  01001

                                    Attention:    Mr. Ralph Lawrence
                                    Telecopier: (413) 821-0250

     Section 10.4 No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

     Section 10.6tion 10Assignments and Participations. The Bank shall not assign any of its rights or delegate any of its obligations under this Agreement and the other Loan Documents without the prior consent of the Borrower, which shall not be unreasonably withheld. The Bank may, without the prior consent of the Borrower, sell participations in all or any part of the Loans or any other interest herein to a bank or other entity. Any such participant shall have, to the extent of such participation, the same rights and benefits as it would have had if it were the Bank hereunder, except as otherwise provided by the terms of such participation; provided, that in the event of any such sale by the Bank of participating interests under the Loan Documents, the Bank's obligations under this Agreement to the Borrower shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of the Note for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and the other Loan Documents; and provided further that no such participant shall be entitled to receive any greater amount pursuant to Section 2.19 of this Agreement than the Bank would have been entitled to receive in respect of the amount of the participation transferred to such participant had no such transfer occurred. The Bank may furnish any information concerning the Borrower or any Guarantor in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants).

     Section 10.7 Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan
Documents,  and  of any  amendment,  modification,  or  supplement  to the  Loan
Documents, including, without limitation, filing and recording fees and the reasonable fees and out-of-pocket expenses of counsel for the Bank, incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failing to pay such taxes and fees. This provision shall survive termination of this Agreement.

     Section 10.8 Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede any and all oral statements and prior writings with respect thereto.

     Section 10.9 Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank and its officers, directors, employees, affiliates, agents and controlling persons harmless from and against any and all losses, claims, damages, liabilities, judgments, penalties, costs, and reasonable expenses joint or several (including reasonable attorney fees and court costs now or hereafter arising from the enforcement of this clause) to which any such Person may become subject arising directly or indirectly from (a) this Agreement or the use of the proceeds of the Loans as provided in Sections 2.18, or any related transaction, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that such indemnified parties will not be indemnified for any such losses, claims, damages, liabilities or expenses resulting from the gross negligence or willful misconduct of the Bank and (b) the activities of the Borrower and each of the Guarantors, their respective predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive termination of this Agreement.

     Section 10.10 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflicts of laws principles of said State.

     Section 10.11 Consent to Jurisdiction. The Borrower hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement, the Notes or any of the other Loan Documents, or any matter arising therefrom or relating thereto.

     Section 10.12 Waiver of Jury Trial. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     Section 10.13 [Intentionally Omitted].

     Section 10.14 Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 10.15 Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     Section 10.16 Counterparts. This Agreement may be executed in one or more counterparts, and by each of the Borrower and the Bank in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            PRO-FAC COOPERATIVE, INC.

                             By: /s/William D. Rice

                          Title:    Assistant Treasurer


                            COBANK, ACB

                             By: /s/Ralph Lawrence

                          Title:    Vice President